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Exhibit 4.2

        THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE SENIOR DEBT SECURITIES INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY (AS DEFINED IN THE INDENTURE) OR A NOMINEE THEREOF. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

        UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE COMPANY (AS DEFINED BELOW) OR TO ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED	UNITEDHEALTH GROUP INCORPORATED	$400,000,000 CUSIP
No. 1	5.20% Notes due January 17, 2007	No. 91324P AD 4

        UNITEDHEALTH GROUP INCORPORATED, a Minnesota corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture referred to below), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of FOUR HUNDRED MILLION DOLLARS ($400,000,000) on January 17, 2007 (the "Stated Maturity"), and to pay interest thereon from January 17, 2002 or from the most recent date to which interest has been paid or duly provided for, semi-annually on July 17 and January 17 in each year (each, an "Interest Payment Date"), commencing July 17, 2002, and at Maturity, at the rate of 5.20% per annum, until the principal hereof is paid or duly made available for payment. Interest on this Note shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the "Regular Record Date" for such interest, which shall be the July 2 or January 2 (whether or not a Business Day, as hereinafter defined) next preceding each such Interest Payment Date. Any such interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the registered Holder hereof on the relevant Regular Record Date by virtue of having been such Holder, and may be paid (i) to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date or (ii) in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Note may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause (ii), such manner of payment shall be deemed practicable by the Trustee. In the event that a payment of principal or interest is due on a date that is not a Business Day (as defined below), the related payment of principal or interest shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or date of Maturity, as the case may be. "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday in The City of New York on which banking institutions are authorized or required by law, regulation or executive order to close.

        Payment of the principal of and the interest on this Note will be made at the office or agency of the Company maintained for that purpose in The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, interest may be paid by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Payment of the principal of and interest on this Note due at Maturity will be made in immediately available funds upon presentation of this Note.

        Reference is hereby made to the further provisions of this Note set forth on the reverse side hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee under the Indenture by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: January 17, 2002

UNITEDHEALTH GROUP INCORPORATED
By:
Name:	Patrick J. Erlandson
Title:	Chief Financial Officer
Attest:
Name:	David J. Lubben
Title:	General Counsel and Secretary
TRUSTEE'S CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated herein and issued pursuant to the within-mentioned Indenture.
Dated: January 17, 2002
THE BANK OF NEW YORK, as Trustee
By:
Authorized Signatory

UnitedHealth Group Incorporated
5.20% Notes due January 17, 2007

[REVERSE SIDE OF NOTE]

        This Note is one of a duly authorized issue of securities of the Company (herein called the "Notes") issued and to be issued in one or more series under a senior debt securities Indenture dated as of November 15, 1998, as amended by an Amendment to Indenture dated as of November 6, 2000, as further supplemented by an Officers' Certificate and Company Order dated January 17, 2002 pursuant to Section 301 of the Indenture (herein called, the "Indenture") between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, limited in initial aggregate principal amount to $400,000,000; provided, however, that the Company may, so long as no Event of Default has occurred and is continuing, without the consent of the Holders of the Notes of this series, issue additional notes with the same terms as the Notes of this series, and such additional notes shall be considered part of the same series under the Indenture as the Notes of this series.

        The Notes will not be entitled to any sinking fund.

Redemption

        The Notes are redeemable, in whole or in part at any time before the Stated Maturity, at the option of the Company at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (excluding the portion of any such interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield (as defined below), plus 25 basis points, plus, in each case, accrued and unpaid interest to the Redemption Date. For this purpose, the following terms have the following meanings:

  •
  "Treasury Yield" means, with respect to any Redemption Date, the rate per year equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

  •
  "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker appointed by the Trustee after consultation with the Company as having an actual or interpolated maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

  •
  "Comparable Treasury Price" means, with respect to any Redemption Date, (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations for such Redemption Date, or (ii) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

  •
  "Independent Investment Banker" means either Goldman, Sachs & Co. or Merrill Lynch, Pierce, Fenner & Smith Incorporated or their respective successors or, if such firms are unwilling or unable to select the Comparable Treasury Issue, one of the remaining Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

  •
  "Reference Treasury Dealer" means (i) each of Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated or their affiliates and any other primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer") designated by, and not affiliated with, either Goldman, Sachs & Co. or Merrill Lynch, Pierce, Fenner & Smith Incorporated, provided, however, that if Goldman, Sachs & Co. or Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of their respective affiliates shall cease to be a Primary Treasury Dealer, the Company will appoint another Primary Treasury Dealer as a substitute for such entity and (ii) any other Primary Treasury Dealer selected by the Trustee.

  •
  "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed, in each case, as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such Redemption Date.

        A notice of redemption may provide that it is subject to certain conditions that will be specified in the notice. If those conditions are not met, the redemption notice will be of no effect and the Company will not be obligated to redeem this Note.

        A partial redemption of the Notes may be effected on a pro rata basis (and in such manner as complies with applicable legal and stock exchange requirements, if any) or in such method as the Trustee, in the exercise of its reasonable discretion, deems fair and appropriate. The Trustee may provide for the selection for redemption of portions in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed.

        Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of the Notes to be redeemed.

        Unless any Note called for redemption shall not be paid upon surrender thereof for redemption, on and after the Redemption Date interest will cease to accrue on the Notes or portions thereof called for redemption.

Miscellaneous Provisions

        If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

        The Indenture contains provisions for defeasance at any time of the Company's obligations in respect of (i) the entire indebtedness of this Note or (ii) certain restrictive covenants with respect to this Note, in each case upon compliance with certain conditions set forth therein.

        The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series issued under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series at the time Outstanding affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of any series at the time Outstanding to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Notes issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

        No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note, at the time, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

        As provided in the Indenture and subject to certain limitations set forth therein and in this Note, the transfer of this Note is registrable in the registry books of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for the purpose in any place where the principal of (and premium, if any) and interest on this Note are payable, duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

        The Notes of this series are issuable only in fully registered form without coupons in minimal initial purchase amounts of $1,000 and any amount in excess thereafter which is an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

        No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, other than in certain cases provided in the Indenture.

        Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

        This Note shall be governed by and construed in accordance with the laws of the State of New York.

        All capitalized terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

        The following abbreviations, when used in this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

  TEN COM—as tenants in common
  TEN ENT—as tenants by the entireties
  JT TEN—as joint tenants with right of survivorship
                  and not as tenants in common

UNIF GIFT MIN ACT—		Custodian
	(Cust)		(Minor)
under Uniform Gift to Minors Act

(State)
Additional abbreviations may be used though not in the above list.

        FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE

(Name and address of assignee, including zip code, must be printed or typewritten)
the within Note, and all rights thereunder, hereby irrevocably constituting and appointing
Attorney to transfer said Note on the books of the within Company, with full power of substitution in the premises
Dated

        NOTICE: The signature on this assignment must correspond with the name as written upon the face of the within Note in every particular, without alteration or enlargement or any change whatsoever.

        SIGNATURE GUARANTEE: Signatures must be guaranteed by an "eligible institution" meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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  Exhibit 4.2